UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 13, 2010

BRAVO RESOURCE PARTNERS LTD.
 (Exact Name of Issuer in its charter)

Yukon, British Columbia	0-30770	04-3779327
(State of incorporation)	Commission File No.	(IRS Employer
Identification No.)

4155 East Jewell Avenue, Suite 500
Denver, Colorado 80222
(Address of Principal Executive Office) Zip Code

Registrant's telephone number, including Area Code: (303) 475-5691

Item 5.02 Departure of Director.

Bravo Resource Partners Ltd. (Pinksheets BRPNF) (the "Company") announces that Ernest Staggs has resigned as CEO and Director of the company effective immediately.  Mr. Staggs has been a director of the company since March 2002 and CEO since May 2008.  The Company wishes to thank him for his contribution to the Company’s development

The Company has also designated its Principal Place of Business to be the following address:

5300 DTC Parkway, Suite 350
Greenwood Village, CO  80111
Telephone Number:  303-475-5691
Fax:  866-235-1731

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 13, 2010.

BRAVO RESOURCE PARTNERS, LTD.

By:	/s/ Tyrone R. Carter
Tyrone R. Carter
Director